UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: September 30, 2005
Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7575 West 103rd Avenue, Suite 102
Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 410-6666
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
     In accordance with General Instruction B.2. of Form 8-K, the information presented in this filing and furnished in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     Our executive officers and Director of Investor Relations intend to conduct meetings with investors and analysts starting on October 3, 2005 and continuing through the end of October 2005. We expect to use the presentation materials furnished as Exhibit 99.1 hereto, in whole or in part and possibly with immaterial modifications, in connection with such meetings. The fact that these presentation materials are being furnished should not be deemed an admission as to the materiality of any information contained in the materials. The information contained in the presentation materials is summary information that is intended to be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.
     The text of the presentation materials attached to this report may omit various graphic images included in the actual presentation materials. We expect to make copies of the presentation materials, including such graphic images, available for viewing at the “Investor Relations” section of our website located at www.myogen.com, although we reserve the right to discontinue that availability at any time.
     Some of the matters discussed in the attached presentation materials contain forward-looking statements that involve significant risks and uncertainties, including statements relating to the completion and reporting of results from our clinical trials. Actual results could differ materially from those projected and we caution investors not to place undue reliance on the forward-looking statements contained in, or made in connection with, the presentation materials.
     Among other things, the projected completion of any of our clinical trials and the dissemination of the results of the clinical trials may be affected by difficulties or delays, including difficulties or delays in patient enrollment, patient treatment, data collection or data analysis. In addition, our results may be affected by our effectiveness at managing our financial resources, our ability to successfully develop and market our current products, competition from other biotechnology and pharmaceutical companies, difficulties or delays in manufacturing our products, and regulatory developments involving current and future products. Delays in clinical trials, regardless of the cause, could adversely affect our financial position and prospects. Results from earlier clinical trials are not necessarily predictive of future clinical results. Top line results may not be confirmed upon full analysis of the detailed results of a trial. If our product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and we will not be able to market them. Even if our product candidates meet safety and efficacy endpoints, regulatory authorities may not approve them, or we may face post-approval problems that require the withdrawal of our product from the market. Operating expense and cash flow projections involve a high degree of uncertainty, including variances in future spending rates due to changes in corporate priorities, outcomes of clinical trials, competitive developments and the impact on expenditures and available capital from licensing and strategic collaboration opportunities. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our drug development or discovery research programs. Myogen is at an early stage of development and may not ever have any products that generate significant revenue. Additional risks and uncertainties relating to Myogen and our business can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2004 and our periodic reports on Form 10-Q and our current reports on Form 8-K.
     It is our policy to update or reconfirm our public guidance only by issuing a press release or filing a publicly accessible document with the SEC. We generally plan to provide guidance as part of our annual and quarterly earnings releases but reserve the right to provide guidance at different intervals or to revise our practice in future periods. Clinical guidance contained in the presentation materials is as of September 16, 2005 and financial guidance relating to our current cash, cash equivalents and investments contained in the presentation materials is as of September 21, 2005. We undertake no duty or obligation to update any forward-looking statements as a result of new information, future events or changes in our expectations.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Myogen, Inc. Investor and Analyst Presentation Materials

2.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated September 30, 2005

MYOGEN, INC.

By:	/s/ Andrew D. Dickinson

Andrew D. Dickinson
Its:	Vice President and General Counsel

3.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Myogen, Inc. Investor and Analyst Presentation Materials

4.